Chromarie International Limited

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

Certificate Number

Shares

PAR VALUE $0.0001
CLASS A ORDINARY SHARES

THIS CERTIFIES THAT *** SPECIMEN *** CUSIP NO.:

Is The Owner Of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS A ORDINARY SHARES PAR VALUE OF $0.0001 EACH OF

CHROMARIE INTERNATIONAL LIMITED

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


CHROMARIE INTERNATIONAL LIMITED
Corporate
Seal
CAYMAN ISLANDS

ZHONGHUA FU
Chairperson, Director, and CEO

ZENGYUN LI
CFO

DATED:

Countersigned and Registered:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature

Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764
303 - 662 - 1112